CONFORMED COPY




                                FRED MEYER, INC.

                             401(k) RESTORATION PLAN

                                  April 1, 1999


Fred Meyer, Inc.
an Oregon corporation
PO Box 42121
Portland, Oregon  97242                                               Fred Meyer

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                                TABLE OF CONTENTS

Section                                                                     Page
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1.   Purposes; Administration; Plan Year......................................1

2.   Eligibility..............................................................1

3.   Compensation Deferral....................................................2

4.   Elective and Matching Contribution Credits...............................3

5.   Deferred Compensation Account; Vesting...................................5

6.   Irrevocable Trust........................................................6

7.   Time and Manner of Payment...............................................8

8.   Withdrawals..............................................................9

9.   Death or Disability.....................................................10

10.  Termination; Amendment..................................................12

11.  Claims Procedure........................................................13

12.  General Provisions......................................................13

13.  Effective Date..........................................................15

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                                FRED MEYER, INC.

                             401(k) RESTORATION PLAN

                                  April 1, 1999

Fred Meyer, Inc.
an Oregon corporation
PO Box 42121
Portland, Oregon  97242                                               Fred Meyer


     1. Purposes; Administration; Affiliates; Plan Year

          1.1 This Plan is maintained to permit eligible employees of Fred Meyer and any of its participating Affiliates under 1.4 to defer a portion of what would otherwise be current compensation in amounts exceeding the elective deferrals allowed under the Fred Meyer, Inc. 401(k) Savings Plan (the 401(k) Savings Plan). The Plan also provides deferred compensation credits for amounts by which eligible employees' elective and matching contributions under the 401(k) Savings Plan are curtailed by legally-required limits applicable to such tax qualified retirement plan. The Plan is designed to provide unfunded deferred compensation for a select group of highly compensated or management employees and to qualify as such a plan under Section 2520.104-23 and related provisions of Department of Labor regulations under the Employee Retirement Income Security Act of 1974, as amended.

          1.2 This Plan supersedes the Fred Meyer Excess Deferral and Benefit Equalization Plan and its predecessors.

          1.3 The plan shall be administered by a Compensation Committee appointed by the Board of Directors of Fred Meyer, by action of the Chair of the Board, the Vice Chair of the Board or otherwise as the Board may decide. The Committee shall interpret the plan and make determinations about participation and benefits. Any decision by the Committee within its authority shall be final and binding on all parties. The Committee shall have absolute discretion in carrying out its responsibilities in accordance with the provisions of this plan and applicable law. The Committee may delegate all or part of its authority.

          1.4 The plan shall apply to Fred Meyer and its Affiliates. An Affiliate is a corporation or other entity that has been designated an Affiliate for this purpose by the Committee. The term "Employer" refers to Fred Meyer and all designated Affiliates.

          1.5 The plan year shall be same as the plan year of the 401(k) Savings Plan, which is initially the 12 month period ending March 31, 2000. The 401(k) Savings Plan provides that if approved by the Internal Revenue Service, after its initial 12-month plan year

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ending March 31, 2000 its plan year will change to a calendar year, with a short plan year for the period from April 1, 2000 to December 31, 2000.

     2. Eligibility

          2.1 An employee of an Employer shall be eligible to participate for a plan year if the employee is designated by the Committee to participate in the plan. If an employee is designated for participation but has a change in employment status or is no longer approved by the Committee for participation (so the employee is no longer among the group of employees described in 1.1 above), participation in compensation deferrals under 3 below and in elective and matching contribution credits under 4 below shall end as of the date of such change. Such discontinuation of contribution credits shall not constitute a termination of employment and shall not trigger a distribution of benefits, nor will it interrupt the affected participant's ability to select among guideline investment reference options (if any) on the same basis as other participants.

          2.2 An employee eligible under 2.1 must enroll to begin participation in this Plan. Such enrollment shall constitute acceptance of any changes associated with merging a deferred compensation account from a prior plan into this plan, if applicable.

          2.3 An employee eligible under 2.1 may participate in elective deferrals and related matching credits by filing a deferral election as provided in 3.2.

          2.4 A person having an Account under the plan shall be known as a participant.

     3. Compensation Deferral

          3.1 An eligible employee may elect for each plan year (or part plan year under 3.2(a)) to defer a portion of regular compensation paid for the year or part year as follows:

               (a) The amount deferred may be expressed as a whole percentage of salary and bonus or either or both, or a percentage of bonus over a certain dollar amount. Separate percentages may be stated for salary and bonuses. The percentage(s) designated shall apply automatically to any pay changes in the year.

               (b) A bonus deferral shall be governed by the election for the year for which the bonus is payable. If the bonus year does not correspond with the plan year, the bonus year shall be matched to the plan year during which the bonus year begins, except for the 1999-2000 plan

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          year. For the 1999-2000 plan year, an election may be made by March 31, 1999 (or by the deadline under 3.2(a) for a newly eligible participant) for the bonus period from February 1, 1999 through January 31, 2000. To be effective for the bonus period beginning February 1, 2000, an election would have to be submitted by January 31, 2000 (or by the deadline under 3.2(a) for a newly eligible participant).

               (c) The maximum deferral for any year will be 50 percent of regular salary and 100 percent of bonus pay before reductions for contributions under this plan or the 401(k) Savings Plan.

               (d) The amount deferred shall automatically be offset by the maximum elective deferral the employee could make under the provisions of the 401(k) Savings Plan, recognizing to the extent applicable the legally-required reduction to comply with the annual dollar limit on elective deferrals, the actual deferral percentage test, the limit on annual additions and adjustments to avoid top-heavy status. Actual deferrals under the 401(k) Savings Plan by the participant shall not affect the participant's offset under this provision, except to the extent that such deferrals may have affected general plan calculations under actual deferral percentage testing or top-heavy plan testing.

          3.2 Deferral elections under the plan shall be made in writing to the Committee on a form provided for that purpose. Elections shall be effective as follows:

               (a) An employee who becomes eligible on the April 1, 1999 effective date of the plan may participate with respect to future compensation by filing an election by March 31, 1999. An employee who later becomes eligible during a plan year may participate with respect to future compensation by filing an election within 30 days after the effective date of eligibility.

               (b) Except as provided in (a) above, in 3.1(b) and in this provision, an election shall be effective for the plan year starting after the plan year in which the election

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          is received by the Committee. For a bonus period that starts during a plan year, an election may be filed up to and including the day before the start of the bonus period even though that day occurs after the start of the plan year.

               (c) An election shall be irrevocable after the start of the plan year or bonus period for which it applies. An election may not be revoked, even prospectively, with respect to a plan year or bonus period to after the start of the applicable plan year or bonus period.

               (d) The Committee may provide for an election that is effective for more than one year or bonus period as specified in the election. A new election shall be required to continue or resume deferrals after such an election expires or is revoked. A continuing election may be revoked or changed prospectively for a future plan year or bonus period by a new election under (b).

     4. Elective and Matching Contribution Credits

          4.1 Under the 401(k) Savings Plan, Employer makes an Elective Contribution and a Matching Contribution for each participant each year as follows:

               (a) The Elective Contribution is made pursuant to elective salary deferrals under the 401(k) Savings Plan.

               (b) The Matching Contribution rate is 100% of elective salary deferrals up to 3% of pay for the plan year and 50% of elective salary deferrals up to the next 2% of pay for the plan year.

          4.2 Elective or Matching Contributions for a participant under the 401(k) Savings Plan may be reduced in any year as follows:

               (a) Elective Contributions may be reduced because of one or more of the following reasons:

                    (1) Ineligibility to participate in the plan.

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                    (2) The limit under Code section 401(a)(17)
               on compensation considered for allocations.

                    (3) The limit under Code section 415 on
               annual additions.

                    (4) An adjustment to avoid top-heavy status.

                    (5) The effect of deferral of compensation
               under this plan.

               (b) Matching Contributions may be reduced because the participant may be prevented from making elective deferrals under the 401(k) Savings Plan of 5 percent of compensation due to any of the reasons listed in (a) above.

          4.3 All participants under this plan shall be considered as though they have elected the greatest amount of elective contributions permitted for them under the 401(k) Savings Plan, regardless of their actual rate of participation in that plan. If Elective or Matching Contributions, or both, are reduced under 4.2 with respect to any plan year of the 401(k) Savings Plan for an employee eligible to participate under 2.1 with respect to the corresponding plan year of this plan, the participant shall receive a corresponding credit or credits to the participant's Account in this plan as follows:

               (a) The Matching Contribution credit with respect to each plan year shall be determined at year end and shall equal the additional Matching Contribution, if any, the participant would have been allocated under the 401(k) Savings Plan if the amounts actually deferred under this plan had been allowed as elective deferrals under the 401(k) Savings Plan. The amount credited shall be controlled by the deferral election under 3.2 in effect for the year to which the Matching Contribution relates.

               (b) The Elective Contribution Credit shall equal the amount of Elective Contribution reduction for the participant for the year under 4.2(a), unless the participant has elected not to have such reduction affect the rate of elective contributions under this plan.

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               (c) The Elective or Matching Contribution credit shall
          be reserved by Employer or paid to the trust under 6 below at a time fixed by the Committee. Amounts shall be credited for accounting and guideline investment purposes when paid or reserved.

          4.4 Elective and Matching Contribution credits under 4.3 shall be recorded, adjusted for investment guideline credits and paid out in accordance with this plan.

     5. Deferred Compensation Account; Vesting

          5.1 As of the end of each payroll accounting period, Employer shall credit a participant's Account with the amount deferred for that payroll accounting period pursuant to the participants' election.

          5.2 Employer shall credit a participant's Account with a Matching Contribution credit at the time(s) specified in 4.3(a).

          5.3 Employer shall make guideline investment adjustments with respect to each participant's Account, until the entire Account has been paid out, as follows:

               (a) The Committee shall establish guideline investment funds with investment objectives fixed by the Committee. The guideline funds may parallel the investment funds created under the 401(k) Savings Plan, funds or other investments available under any insurance policy or policies purchased by the Company in connection with this plan, funds available under any irrevocable trust established under Section 6, below, or other investment indexes established from time to time by the Committee with reference to investment reference standards published in the Wall Street Journal (such as the Dow Jones Indusrial Average, or the Standard and Poors 500 indexes).

               (b) Each participant shall, under procedures established by the Committee, elect among available guideline fund(s) or index(s) for the participant's Accounts under this plan, including amounts attributable to Elective and Matching Contribution Credits. In the absence of a proper election, a balanced guideline fund will be used.

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          Participant elections may be changed at such times and
          subject to such limits as may be fixed by the Committee.

               (c) The Committee shall adjust all Accounts in accordance with the elected guidelines in accordance with procedures established by the Committee to reaonably approximate the time that participant accounts are adjusted under the 401(k) Savings Plan. For this purpose, Accounts shall be treated as though Elective Contribution Credits had been made at the times as of which such contributions would have been credited to participant's accounts if made under the 401(k) Savings Plan. Matching Contribution credits shall be made as of the end of each plan year as provided in 4.3(a) above.

               (d) When an Account is in pay status, the Committee may require use of a cash equivalent guideline fund to the extent necessary to allow more frequent adjustments to coincide with the timing of pay distributions.

          5.4 Each participant's Account shall be maintained on the books of the Fred Meyer or other Employer designated by Fred Meyer until full payment has been made to the participant or beneficiaries under Sections 7 and 8 and the following shall apply, subject to 6.3:

               (a) Employer shall not be obligated to set aside or earmark any funds for the Account, which shall be purely a bookkeeping device.

               (b) All amounts of deferred compensation under this plan shall remain at all times the unrestricted assets of the Employer, and the promise to pay the deferred amounts shall at all times remain unfunded as to the participants.

          5.5 A participant's Account, including Elective and Matching Contribution credits, shall be 100 percent vested at all times.

          5.6 Amounts deferred or credited as Elective or Matching Contribution credits are treated as wages for FICA and FUTA taxes and withholding as follows:

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               (a) Subject to (b) and (c), required withholding shall
          be imposed on other current pay of the participant, not on the amount deferred or otherwise credited.

               (b) A participant may, under rules of the Committee, elect to have any required withholding satisfied by reducing the credits under this plan or by direct payment by the participant.

               (c) If the participant's other current pay is insufficient to cover the required withholding, the difference shall be satisfied from the amount otherwise credited unless timely paid by the participant under Committee rules.

               (d) Guideline investment adjustments are not intended to be subject to FICA or FUTA tax or withholding and are not intended to trigger currently taxable gains or losses for income tax purposes when they occur under a participant's Account in this plan.

     6. Irrevocable Trust

          6.1 Employer may but shall not be required to establish an irrevocable trust to assume the liabilities to participants in certain circumstances, and may transfer cash to such a trust.

          6.2 If Employer creates a trust under 6.1 above, assets transferred to the trust shall be invested as follows:

               (a) Investment of such assets shall be at the absolute discretion of the Committee, the trustee, or both on a shared basis, as provided in the trust.

               (b) The guideline investment funds under 5.3 shall be purely for measuring the amount of time-value adjustments for Accounts.

               (c) Neither employer nor the trustee shall be required to invest in such funds in accordance with participants' elections. Employer and the trustee may, however, choose, in their discretion, to invest in the

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          elected guideline funds in accordance with the elections,
          and shall incur no liability for doing so.

          6.3 The trust under 6.1 shall be a grantor's trust and all assets held in trust shall be assets of Employer subject to the trust terms. All assets of the trust shall at all times be subject to the claims of creditors of Employer in circumstances described in the trust. Participants will not receive a vested priority interest in the trust assets ahead of such creditors. Participants' interests in the trust will be governed by the trust terms at all times.

     7. Time and Manner of Payment

          7.1 Subject to 7.3 and 8.1 a participant's Payment Date shall be one of the following as selected under 7.3:

               (a) The date the participant's employment has terminated under 7.5 for any reason.

               (b) The date the participant's employment has terminated under 7.5 and has reached an age up to 70 specified in the deferral election. A date (up to the participant's 70th birthday) may be specified in lieu of an age.

          7.2 A participant's Account shall be paid in one of the following ways as selected under 7.3 and 7.4:

               (a) In a lump sum within 30 days after the Payment
          Date.

               (b) In a lump sum within 30 days after the January 1 following the Payment Date.

               (c) In installments under 7.4 starting the first of the month after the Payment Date.

               (d) In installments under 7.4, starting the January 1 following the Payment Date.

          7.3 In the deferral election a participant shall select the Payment Date under 7.1 and the form of payment under 7.2. The selection shall be irrevocable for the portion of the Account attributable to amounts deferred under the election. If different selections are made in deferral elections applicable to different years, the Account shall be appropriately divided for

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distribution. A participant may have up to five different combinations of choices under 7.1 and 7.2 in effect. Once five different elections have been made, the range of choices for future elections shall be limited to the five already in effect.

          7.4 If installments are selected, the payout period shall be specified in the deferral election. The payout period may be a whole number of years up to 20, based on the anniversary of the benefit starting date. The installment size shall be fixed as of the benefit starting date and each later January 1 as though equal installments were to be paid for the balance of the payment period including investment guideline credits at a rate estimated as of the date of calculation. The installment period may be monthly, quarterly or annually, as elected by the participant at termination of employment. If participant fails to make an election within 30 days after notification that an election must be made, installment payments shall automatically be made on an annual basis, with the first installment on the benefit starting date and each later installment as of January 1.

          7.5 A participant terminates employment when no longer employed by an Employer or by a nonparticipating Affiliate of an Employer. A transfer from one Employer or Affiliate to another shall not constitute a termination of employment.

          7.6 The Employer may withhold from any payments any income tax or other amounts as required by law. Payments are generally not subject to FICA or FUTA tax or related withholding.

     8. Withdrawals

          8.1 A participant may withdraw amounts from the participant's Account (including all subaccounts under 7.3) as follows:

               (a) Upon approval of the Committee, up to 100 percent of the amount reasonably necessary to meet an unforeseeable emergency under 8.2, as determined by the Committee (an
          Emergency Withdrawal).

               (b) At the participant's option, 100 percent of the full Account balance less a forfeiture of 10 percent of the amount withdrawn (a Forfeiture Withdrawal). The participant shall be permanently ineligible to participate after a Forfeiture Withdrawal. Partial withdrawals are not allowed under this provision.

               (c) Withdrawals under (a) or (b) may be made before or after a participant's Payment Date.

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          8.2 "Unforseen emergency" means a participant's severe financial hardship that cannot be met from other reasonably available resources and is caused by one or more of the following:

               (a) Illness or accident of the participant or a dependent under Internal Revenue Code section 152(a).

               (b) Loss of the participant's property due to casualty.

               (c) Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

          8.3 Other resources are reasonably available if assets can be liquidated without that itself creating severe financial hardship, if insurance or other reimbursement is available, or if deferrals under this plan can be stopped.

          8.4 The Committee shall establish guidelines and procedure for implementing withdrawals. An application for withdrawal shall be written, shall be signed by the participant and shall include the following:

               (a) For Hardship Withdrawal, a statement of the facts causing the financial hardship and any other facts as may be required by the Committee.

               (b) For Forfeiture Withdrawal, an acknowledgment of the forfeiture and future ineligibility.

          8.5 The withdrawal date shall be fixed by the Committee. The Committee may require a minimum advance notice and may limit the amount, time and frequency of withdrawals.

          8.6 Amounts forfeited under 8.1(b) shall be applied at the first opportunity to offset contributions by Employer that may otherwise be payable to a trust created under 6.1.

     9. Death or Disability

          9.1 A Participant's Account shall be payable under this Section on the participant's death or disability regardless of the provisions of Section 7.

          9.2 On death the Account shall be paid under 9.3 within 30 days as follows:

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               (a) If the recipient is the surviving spouse and the
          participant had selected payment by installments, the surviving spouse shall receive payment by installments in accordance with the selection.

               (b) In all other cases, by a lump sum as soon as practicable.

          9.3 An amount payable on death of a participant shall be paid to the participant's beneficiary in the following order of priority:

               (a) To the surviving beneficiaries designated by the participant in writing to the Committee. The beneficiary designation provisions under the 401(k) Savings Plan shall apply to designating beneficiaries under this plan, including any applicable provisions automatically changing designations upon change in marital status.

               (b) To the surviving beneficiaries designated by the participant to receive death benefits under the 401(k)
          Savings Plan.

               (c) To the participant's surviving spouse.

               (d) To the participant's surviving children in equal shares.

               (e) To the participant's estate.

          9.4 If a surviving spouse is receiving installments and dies when a balance remains, the balance shall be paid in a lump sum to the spouse's estate.

          9.5 If a participant is temporarily disabled while employed or is receiving long-term disability benefits under a plan described in 9.6 the following shall apply:

               (a) The participant shall be treated as employed until age 65, and no payments will be made from the Account before age 65 except as provided below.

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               (b) If disability benefits stop and disability
          continues, the Account shall be paid in accordance with the election under Section 7.

               (c) If the participant dies, the provisions applicable to death shall be followed.

               (d) If the participant ceases to be disabled and does not resume employment, the provisions applicable to termination of employment shall be followed.

          9.6 A participant is disabled if the Committee determines that either of the following applies:

               (a) The participant is eligible to receive long-term disability benefits under a plan maintained by the Employer or an Affiliate or would have been eligible if covered by the plan maintained by the Employer or Affiliate employing the participant.

               (b) In the absence of a plan under (a), the participant is permanently and totally disabled on the basis of criteria established by the Committee.

     10. Termination; Amendment

          10.1 The Committee may terminate this plan effective the first day of any month after notice to the participants or earlier as provided in 12.4. On termination the following shall apply except as provided in 10.3:

               (a) Amounts deferred through the last month before the effective date of termination shall remain deferred and be credited to the Accounts in accordance with the plan.

               (b) Deferral elections shall terminate as of the effective date of termination, and no further deferrals shall be allowed.

               (c) Amounts in an Account shall remain to the credit of the Account, shall continue to receive investment

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          guideline credits and shall be paid out in accordance with Sections 7,
          8 and 9.

          10.2 The Committee may amend this plan effective the first day of any month by notice to the participants. An amendment may be retroactive within the plan year in which notice is given except that the right of participants to defer compensation may not be reduced for the portion of the plan year through the month in which the notice is given.

          10.3 If the Internal Revenue Service issues a final ruling that any amounts deferred under this plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid to the participants within 30 days.

     11. Claims Procedure

          11.1 Any person claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

          11.2 If the claim or request is denied, the written notice of denial shall state:

               (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.

               (b) A description of any additional materials or information required and an explanation of why it is necessary.

          11.3 The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

          11.4 Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Committee. The original decision shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          11.5 The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the

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reasons and the relevant plan provisions. Subject to 11.6, all decisions on review shall be final and bind all parties concerned.

          11.6 If Employer creates a trust under 6.1, a decision of the Committee shall be subject to review by the Trustee to the extent provided for under the trust agreement.

     12. General Provisions

          12.1 If suit or action is instituted to enforce any rights under this plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

          12.2 Any notice or directions under this plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postage prepaid as first class mail. Mail shall be directed to Fred Meyer at the address stated in this plan, to the participant at the address stated in the deferral election or to such other address as a party may specify by notice to the other parties. Notices to an Employer or the Committee shall be sent to Fred Meyer's address.

          12.3 The rights of a participant under this plan are personal. Except for the limited provisions of 9.3 and 12.5, no interest of a participant or any beneficiary or representative of a participant may be directly or indirectly transferred, encumbered, seized by legal process or in any other way subjected to the claims of any creditor.

          12.4 If an Employer merges, consolidates, or otherwise reorganizes or if its assets or business are acquired by another company, this plan shall continue with respect to those eligible employees who continue in the employ of the successor company. The transition of Employers shall not be considered a termination of employment for purposes of this plan. In such an event, however, a successor corporation may terminate this plan as to its employees on the effective date of the succession by notice to eligible employees within 30 days after the succession.

          12.5 The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event the Committee may in its discretion direct that payments be made to one or more of the following:

               (a) To a parent or spouse or a child of legal age.

               (b) To a legal guardian.

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               (c) To one furnishing maintenance, support, or
          hospitalization.

     13. Effective Date

          This Plan shall be effective April 1, 1999.

          Adopted March 31, 1999.

                                       Fred Meyer, Inc.


                                       By  ROBERT G. MILLER
                                          --------------------------------------


                                       Executed:  March 31, 1999
                                                 -------------------------------

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